EXHIBIT 99.2

REVOCABLE PROXY FOR SPECIAL MEETING OF
BNB Bancorp, Inc., Brookville, Ohio

I, the undersigned shareholder of BNB Bancorp, Inc. (the “Company”), hereby appoint Roger L. Moler and Carolyn Haney, or either one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of the Company, standing in my name on its books on March 10, 2015, at the special meeting of shareholders to be held at Brookville Event and Music Center, 706 Market Street, Brookville, Ohio 45309, on Tuesday, April 21, 2015 at 10:00 a.m., or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

(1)
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between LCNB Corp. and BNB Bancorp, Inc., dated December 29, 2014, together with the transactions contemplated by the Merger Agreement.

☐ For            ☐ Against         ☐ Abstain

(2)
To grant discretionary authority to adjourn the special meeting on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement of that meeting, to approve the Merger Agreement and the transactions contemplated thereby.

☐ For             ☐ Against         ☐ Abstain

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy confers authority to vote “FOR” the above proposals unless otherwise marked. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

The Board of Directors recommends a vote “FOR” the above proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus dated March 6, 2015.

Dated:                                 ☐ Check Box if You Plan to Attend Special Meeting

Shareholder Signature        Shareholder Signature

Printed Name                            Printed Name

Please sign as your name appears on this card. Only one shareholder needs to sign in the case of joint ownership. When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give your full title.

PLEASE SIGN AND RETURN IMMEDIATELY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

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